Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement on Form S-8 (No. 333-231353) pertaining to the Wingstop Inc. Employee Stock Purchase Plan, and
(2)Registration Statement on Form S-8 (No. 333-205143) pertaining to the Wingstop Inc. 2015 Omnibus Incentive Compensation Plan and Wing Stop Holding Corporation 2010 Stock Option Plan

of our report dated February 27, 2019, with respect to the consolidated financial statements for the year ended December 29, 2018 of Wingstop Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2019, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

February 19, 2020